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                                                                  EXHIBIT 5.1


                                 LAW OFFICES
                           NEAL GERBER & EISENBERG
                          TWO NORTH LA SALLE STREET
                             CHICAGO, ILLINOIS 60602

   TELEPHONE                                                        FACSIMILE
(312) 269-8000                                                   (312) 269-1747

                                  May 20, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

             Re:  HILTON HOTELS CORPORATION
                  REGISTRATION STATEMENT ON FORM S-8
                  ----------------------------------

Ladies and Gentlemen:

     We are counsel to Hilton Hotels Corporation, a Delaware corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to 3,000,000 shares of the Company's common stock, par value $2.50 per share (the "Common Stock"), to be issued from time to time upon the exercise of options granted and to be granted, pursuant to each of the Company's 1996 Stock Incentive Plan and the 1996 Chief Executive Stock Incentive Plan (together the "Plans").

     As such counsel, we have examined the Plans, the Company's Restated Certificate of Incorporation, as amended, the Company's By-laws, as amended, the minute book of the Company and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

     Based on the foregoing, we are of the opinion that:

          1. The issuance from time to time by the Company of up to 3,000,000 shares of Common Stock upon the exercise of options granted and to be granted pursuant to the Plans as


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Securities and Exchange Commission
May 20, 1996
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     described in the prospectuses to be delivered to participants in the respective Plans (the "Prospectuses") has been duly and validly authorized by all necessary corporate action on the part of the Company.

          2. When issued and paid for as described in the respective Prospectuses and in accordance with the respective Plans, the 3,000,000 shares available for issuance under the Plans will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Item 5 of Part II of the Registration Statement.

     The opinions expressed above are limited to the laws of the State of Illinois, the General Corporation of Law of the State of Delaware and the federal laws of the United States, and are limited to the specific legal matters expressly addressed herein. No opinion is expressed with respect to the laws of any other jurisdiction or any legal matter not addressed herein.

                                    Very truly yours,

                                    /s/ NEAL, GERBER & EISENBERG
                                        ------------------------
                                        NEAL, GERBER & EISENBERG